Exhibit 10.20

uniQure 2012 STOCK OPTION PLAN

This stock option plan (the “Plan”) sets forth the rules on the basis of which options can be granted to employees of uniQure B.V. (“uniQure”) to acquire shares in the capital of uniQure. The rationale is that these employees are expected to contribute to the future growth and success of uniQure. This Plan may be amended from time to time.

Employees have no contractual right to participate in the Plan, which will be at the sole discretion of the Board. The level of any participation will be set by the Board, having reference to the Supervisory Board of the Company.

The purpose of the Plan is to incentivise and reward employees in the performance of their roles, to align their interests with those of the Company in respect of sustainable value growth, to secure their services and to provide security in the event of a future change in control.

Article 1 - Definitions

In this Plan, except where inconsistent with the subject or context, words and expressions below shall have the following meanings:

Board	The Company’s board of management (het bestuur).

Company	uniQure B.V.

Control

Directly or indirectly holding or controlling 50% or more of the Shares in the outstanding capital of the Company, or being able to exercise or otherwise direct 50% or more of the votes in the general meeting of the Company.

Member of the Group	The Company, its subsidiaries from time to time, and any other company which is associated with the Company and is designated by the Board as a Member of the Group.

Date of Grant	The date on which the Company grants, or is deemed to have granted, one or more Options to a Participant in accordance with the provisions of this Plan.

Depositary Receipt	A Depositary Receipt for one B ordinary share in the Company.

Economic Value

The value of a Depositary Receipt which shall be determined as being equal to the price of uniQure ordinary shares B based on the pre-money value attributed to such shares at the most recent previous financing round.

Eligible Employee	Means any person who is an employee of a Member of the Group and who is nominated by the Board to participate in the Plan.

Grant	The grant of one or more Options to a Participant in accordance with the provisions of this Plan.

Grant Letter

The letter on the format attached hereto as Schedule I evidencing the grant of Options subject to the terms and conditions of this Plan, indicating the number of Depositary Receipts that may be acquired, the Option Exercise Price, the Date of the Grant, and a copy of the latest version of this Plan.

Option Exercise Price	The amount which will have to be paid for the acquisition of a Depositary Receipt upon the exercise of the Option, calculated in accordance with the provisions in this Plan.

Option	The right to acquire one Depositary Receipt in the Company for the Option Exercise Price during the Option Period, in accordance with the provisions of this Plan.

Option Period	The period specified in Article 3.

Participant	An Eligible Employee to whom an Option has been granted.

Plan	The Plan in its present form or as from time to time amended in accordance with the provisions hereof.

Supervisory Board	The Company’s board of supervisory directors (raad van commissarissen)

Article 2 - Grant of Options

2.1                Subject to the terms and conditions set forth in this Plan the Board may, after having received authorisation on its proposal thereto from the Supervisory Board, decide that the Company shall grant a number of Options to any Eligible Employee.

2.2                Options may be granted:

(i)             at a date within the first month of employment of the Eligible Employee with a Member of the Group;

(ii)          at a date within four weeks after publication of the annual account by the Company;

(iii)       at any other event to be specified by the Board.

2.3                The Option Exercise Price shall be the Economic Value at the Date of Grant.

2.4                The granting of Options will be at the discretion of the Board in accordance with section 2.1, and will not, in itself, give the Participant any right to acquire further Options.

2.5               Options will be granted by means of a Grant Letter. The Options will only be considered as granted and accepted if the Participant has returned a copy of the Grant Letter within 30 days to the Company, bearing the Participant’s signature evidencing his/her acceptance of the Options granted under the terms and conditions of this Plan.

2.6                If the Option is not accepted in accordance with Article 2.5, the Option will be deemed to be cancelled and shall cease to exist.

Article 3 - Option Period

3.1                The Option Period commences at the Date of Grant and will last ten years, unless otherwise provided in this Plan.

3.2                Options that have not been exercised in accordance with Article 4 will lapse automatically after expiration of the Option Period.

Article 4 - Vesting and exercise of the Option

4.1                The Options granted shall be exercisable if and insofar the Options are vested and the conditions of Article 4.4 are fulfilled. Vesting will occur according to the following exercise schedule:

(a)         At the first anniversary of the Grant of the Options: 1/3 of the Options initially granted vest.

(b)         Following the first anniversary of the date of grant, the remaining options (representing 2/3 of the grant) shall vest pro rata on a straight line basis over the second and third years following the date of grant.

4.2                In addition to Article 4.1, vesting of the Options will occur on the moment a person (or a group of persons acting in concert) obtains Control of the Company.

4.3                The Board may in its sole and absolute discretion deviate from the aforementioned exercise schedule, though only to the benefit of the Participant.

4.4                Options are exercised by means of:

•        a written exercise statement to that effect by the Participant on the format attached hereto as Schedule 2, addressed to the Company; and

•        payment of the Option Exercise Price by the Participant to the Company.

The exercise statement must mention the Date(s) of Grant and the number of Options exercised.

4.5                The exercise statement shall be signed by the Participant and be accompanied by the payment of the aggregate Option Exercise Price into a bank account of the Company mentioned on the exercise statement.

4.6                Any wage tax, income tax or social security premiums due in respect of the Grant of the Options under this Plan including but not limited to, the exercise of the Options and the sale of the Depositary Receipts derived from such exercise, will be for the account of the Participant.

4.7                Any Option exercised, shall cease to exist as from the moment the exercise statement referred to in Article 4.5 of this Plan, and payment of the Option Exercise Price have been received by the Company.

Article 5 - Issue of Shares

5.1                Within 15 days after receipt of the exercise statement mentioned in Article 4.5 by the Company and provided that the Option Exercise Price due has been received by the Company, the Company shall issue or transfer the Shares to the Participant, and the Participant shall accept the number of Shares indicated on the exercise statement.

5.2                All costs connected with the abovementioned issue or transfer of Depositary Receipts to the Participant shall be borne by the Company.

Article 6 - Adjustments

6.1                In case of a dilution (verwatering) of the Share capital of the Company, for instance as a result of the issuance of Shares charged against any reserve of the Company, the Option Exercise Price and/or the number of Options granted may be adjusted or corrected accordingly by the Board in such way (including retrospective adjustments) as the Board considers appropriate. The same applies to any consolidation or share split.

6.2                a. There shall be an acceleration of vesting, and all outstanding options shall be deemed to have vested as at such date in case of (i) a change of Control when such a change of Control first occurs or, (ii) if earlier, at the date that the stockholders of the Company approve an agreement to merge or otherwise dispose of the Company or (substantially all of) its business to another party, as a result of which the other party would exercise control; or (iii) at the date of a decision by the Supervisory Board of the Company to list the Company on a Recognised Investment Exchange.

b. In case all or the majority of Shares in the capital of the Company are being acquired by another legal entity through a reorganisation or acquisition, the Company may determine that upon completion of such reorganisation or acquisition, the Options shall instead bear the right to acquire shares in the capital of that legal entity according to a ratio to be determined by the Board in its sole discretion. This ratio will be based on the fair market value of the shares involved in the reorganisation or acquisition.

6.3                Notwithstanding the above, the Board can determine in its sole discretion that amendments will be made to this Plan to reasonably provide for any changes in the circumstances other than those mentioned in this article 6, including but not limited to exchange of Shares with another company and restructuring of the share capital of the Company.

Article 7 - Restrictions

7.1                By signing the Grant Letter, the Participant accepts and shall comply in full with all obligations arising out of the Plan.

7.2                If and to the extent that a Participant fails to comply in a timely manner with any obligation arising out of the Plan, the signed Grant Letter irrevocably authorises the Company to execute any actions, deeds and the like and to act on behalf of the Participant to ensure compliance with all of the obligations described above. The Company shall not exercise this authority for the purpose of transferring Shares unless and until the Option Exercise Price due has been deposited.

Article 8 - Termination of employment

8.1                Unless otherwise decided by the Board, the Option shall lapse in the event the Participant’s employment with the Company is terminated for cause. The Option will lapse on the date of such termination, or notice of such termination has been given.

8.2                In the event the Participant’s employment with the Company terminates for any reason other than as set out in 8.1 above, the Participant, or his heirs in the case of death, shall be entitled to exercise the Options, only to the extent vested, for a period of six months after the date of employment termination.

8.3                Unvested Options automatically lapse at the date of employment termination.

Article 9 - Other conditions

9.1                The Options may not be transferred, pledged or encumbered.

9.2                The Board may, at its discretion, make adjustments, modifications or alternative arrangements to this Plan, provided that it shall make a reasonable effort to procure that such adjustments, modifications or alternative arrangements to this Plan are not to the (material) detriment of the Participant.

9.3                The Plan will not be considered as part of any employment agreement or other agreement in force between the Participant and the Company or a Member of the Group and does not grant the Participant any rights towards the Company or a Member of the Group other than the rights which have been laid down in the Plan and the Grant Letter. The Grant of Options does not qualify as an employment condition.

9.4                If the Company grants an Option which is inconsistent with the Plan, the Option will be limited and will take effect from the Date of Grant on a basis consistent with the Plan.

Article 10 - Cash alternative

10.1         The Board may, in its sole discretion, determine not to procure the transfer or issue of Depositary Receipts to a Participant who exercises his Option, but instead to pay him a cash amount equal to the amount by which the Economic Value of the Depositary Receipts in respect of which the Option is exercised on the Option exercise date exceeds the Option Exercise Price.

Article 11 - Regulation of Conduct

11.1         The Company shall adapt the Plan according to the applicable rules of conduct on securities ownership and transactions by Participants applicable at such time, and any Participant receiving Depositary Receipts pursuant to an exercise of Options shall abide by the Company’s rules of conduct (including but not limited to the Internal Code on Inside Information), together with relevant regulations and legislation, with regard to any future disposals of such Depositary Receipts. The Participant is obliged to observe any and all applicable rules under Dutch law with regard to insider trading and market abuse, if applicable to the Participant.

Article 12 - Dispute rules and applicable law

12.1         This Option Plan shall be governed by the laws of the Netherlands.

12.2         All disputes arising in connection with this Plan shall be exclusively submitted to the jurisdiction of the competent court in Amsterdam, The Netherlands.

uniQure

SCHEDULE 1: GRANT LETTER

GRANT LETTER

This Grant Letter is made on the [•] day of [••], [••••].

BY AND BETWEEN:

1.              [•], residing at [•], hereinafter referred to as “the Participant”;

and

2.              uniQure B.V. (uniQure), a private limited liability company incorporated in the Netherlands having its official seat in Amsterdam, the Netherlands, hereinafter referred to as “the Company”;

Together hereinafter referred to as “Parties”;

WHEREAS:

•                  The Company has implemented the uniQure 2012 Stock Option Plan (hereinafter referred to as “the Plan”).

•                  The Company hereby wishes to offer the Participant certain Options as set out herein, pursuant to Article 2 of the Plan, under the terms and conditions of the Plan.

THE PARTIES HERETO AGREE AS FOLLOWS:

Definitions and interpretation

Article 1

Capitalised terms used and not otherwise defined in this Grant Letter shall have the meanings given thereto in the Plan. The terms and conditions of the Plan are applicable to this Grant Letter, and are deemed to be incorporated in this Grant Letter by reference. By signing this Grant Letter, the Participant accepts the terms and conditions of the Plan. A copy of the Plan is attached hereto.

Where the provisions of this Grant Letter deviate from or are in conflict with the provisions  and/or purpose of the Plan, the provisions of the Plan shall prevail, save in respect of references to “Eligible Employee” and or “employee” which shall be deemed to include individuals holding office as STAK Board members, and references in Article 8 of the Plan shall be interpreted with respect to holding such office.

Grant of Options

Article 2

Subject to the terms and conditions of the Plan and this Grant Letter, the Company hereby grants to the Participant [ • ] Options.

Option Period

Article 3

The Date of Grant of the Options is [•].

Option Exercise Price

Article 4

The Option Exercise Price is hereby established at [•] per Depositary Receipt, in accordance with section 2.3 of the Plan.

Exercise

Article 5

The Options can only be exercised if and to the extent the Options have vested, and are not expired or lapsed, all in accordance with Article 4 of the Plan, and subject to the other terms and conditions of the Plan.

Non transferability

Article 6

The Options granted to the Participant under this Grant Letter can not be transferred, pledged or encumbered in any way, either in full or in part. Breach of this article will cause the Option to lapse forthwith.

Taxes, social security premiums

Article 7.a.

Any wage or personal or corporate income tax, or social security premiums due in connection with the Options, including but not limited to any wage tax, income tax or social security premiums due in connection with the grant, the exercise and the holding of the Options and the sale of the Depositary Receipts derived from exercise of the Options, will be for the account of the Participant.

Article 7.b.

If the Option is not exercised, any tax and/or social security premiums paid will not be refunded or compensated for.

Adjustments

Article 8

In case of any adjustment made by the Company with respect to the Options and/or the Plan the Company shall notify the Participant of the adjustments and its consequences to the Options in writing at least 10 days in advance.

Governing law

Article 9.a.

The Grant Letter shall be governed by the laws of the Netherlands.

Article 9.b.

All disputes arising in connection with the Grant Letter shall be exclusively submitted to the jurisdiction of the competent court in Amsterdam, the Netherlands.

Acceptance

Article 10

The Participant hereby declares to accept the Options granted to him including the conditions stipulated in the Grant Letter. This Grant Letter can be used as a Power of Attorney in accordance with article 7.2 of the Plan.

Duly signed in [•], on [•].

uniQure B.V.	Participant
Name:	Name

SCHEDULE 2: NOTICE OF EXERCISE (“NOTICE”)

To: uniQure B.V.

Exercise statement in accordance with Article 4.4 of the Plan.

1.              Pursuant to the Grant on 5 April 2012 to the Optionholder,

2.              the Participant hereby exercises                                      Options.

3.              The Option Exercise Price is € 0.61 [amount payable per Depositary Receipt]

4.              and the Optionholder hereby agrees to pay an aggregate amount of €                                          , on receipt of which the Company undertakes to issue or transfer the resulting number of Depositary Receipts, subject to the terms and conditions of the Plan.

Definitions used in the uniQure 2012 Stock Option Plan shall apply in this Notice.

Signed:

Name:

Date: